Exhibit 10.10(c)

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is entered into as of October ___, 2013 between ACME UNITED CORPORATION, a Connecticut corporation (the “Borrower”) and HSBC BANK USA, NATIONAL ASSOCIATION (the “Lender”).

RECITALS

Borrower and Lender are parties to a Loan and Security Agreement dated as of April 5, 2012, as amended (collectively, the “Loan Agreement”). Capitalized terms used herein shall have the meanings given to them in the Loan Agreement unless otherwise specified.

Borrower has requested that the Lender amend certain terms and conditions of the Loan Agreement, pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                  As of the date hereof, the definition of “Fixed Charge Coverage Ratio”, as set forth in Section 6.7 of the Loan Agreement, is amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (x) EBITDA minus capital expenditures (net of amounts financed by third parties, and excluding up to $4,100,000 of capital expenditures related to the acquisition and refurbishment of the real property located in Rocky Mount, North Carolina so long as such capital expenditures are incurred on or prior to September 30, 2014) to (y) the sum of (i) Interest Expense, plus (ii) income tax expense plus (iii) all dividends and distributions actually paid in such period, plus (iv) all scheduled payments of principal with respect to Indebtedness.

2.                  No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

3.                  Conditions Precedent. This Amendment shall be effective when the Lender shall have received a copy hereof executed by the Borrower.

4.                  Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)                The Borrower has all requisite power and authority to execute this Amendment and to perform all of the obligations hereunder and thereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

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(b)               The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or loan agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)                All of the representations and warranties contained in Section 5 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5.                  References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

6.                  No Other Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement, or breach, default or event of default under any Loan Documents or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

7.                  Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all reasonable costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

8.                  Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HSBC BANK USA, NATIONAL ASSOCIATION	ACME UNITED CORPORATION

By:_________________________________	By:_________________________________
Name:	Name:
Title	Title

[SIGNATURE PAGE TO SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT]

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